Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Midwest Holding Inc. of our report dated March 31, 2015, relating to our audits of the consolidated financial statements and the financial statement schedules, included in the Annual Report on Form 10-K of Midwest Holding Inc and subsidiaries for the years ended December 31, 2014 and 2013.

We also consent to the reference to our firm under the captions “Experts” in this Registration Statement.

RSM US LLP
Omaha, Nebraska
January 8, 2016